                                                                     EXHIBIT 2.2

                                 AMENDMENT NO. 1
                                     TO THE
                          AGREEMENT AND PLAN OF MERGER


         This AMENDMENT NO. 1 dated as of April 17, 1998 (this "Amendment"), to the Agreement and Plan of Merger dated as of March 4, 1998 (the "Agreement"), is entered into by and between EVI, Inc., a Delaware corporation ("EVI"), and Weatherford Enterra, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, EVI and the Company have entered into the Agreement, pursuant to which the Company will merge with and into EVI (the "Merger"), upon the terms and subject to the conditions of the Agreement, and each issued and outstanding share of the Company's common stock, $0.10 par value, not owned by the Company, EVI or any wholly owned subsidiary of the Company or EVI will be converted into
 .95 of a share of EVI's common stock, $1.00 par value;

         WHEREAS, EVI and the Company wish to amend the Agreement as set forth in this Amendment; and

         WHEREAS, capitalized terms used herein but otherwise not defined herein shall have the meanings given to such terms in the Agreement;

         NOW, THEREFORE, in consideration of the premises, the representations, warranties and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Subsection (b) of Section 1.5 of the Agreement is hereby amended in its entirety to read as follows:

               "(b) The directors to be named by the Company have been identified in writing to EVI. If, prior to the Effective Time of the Merger, any of the Company's designees to the Board of Directors of the Surviving Corporation as so selected shall decline or be unable to serve as a director of the Surviving Corporation, the Company's other designees shall designate another person to serve in such person's stead, subject to the approval of a majority of EVI's Board of Directors at that time, which approval shall not be unreasonably withheld."

         2. Section 1.6 of the Agreement is hereby amended in its entirety to read as follows:

               "SECTION 1.6. Officers. Bernard J. Duroc-Danner shall be the Chairman, Chief Executive Officer and President of the Surviving Corporation. The other officers of the Surviving Corporation shall be the officers of EVI as of the Effective Time of the Merger, together with such other persons as may be selected by EVI to serve as officers of the Surviving Corporation. All such officers shall hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation from the Effective Time of the Merger until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be."

         3. Except as otherwise modified and amended by this Amendment, all other terms and provisions of the Agreement shall remain in full force and effect.

         4. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         5. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed and delivered on its behalf as of the date first above written.

                                  EVI, INC.


                                  By:     /s/ Bernard J. Duroc-Danner
                                     ------------------------------------------
                                            Bernard J. Duroc-Danner
                                        President and Chief Executive Officer


                                  WEATHERFORD ENTERRA, INC.


                                  By:       /s/ Thomas R. Bates, Jr.
                                     ------------------------------------------
                                             Thomas R. Bates, Jr.
                                         President and Chief Executive Officer





                                     Page 6